UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

DOCUMENT SCIENCES CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Filed by Document Sciences Corporation Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Document Sciences Corporation

Commission File Number 000-20981

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed acquisition by EMC, Document Sciences intends to file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF DOCUMENT SCIENCES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by EMC and Document Sciences through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and each company’s other filings with the SEC also may be obtained from the respective companies. Free copies of Document Sciences’ filings may be obtained by directing a request to Investor Relations at 888-4DOCSCI. In addition, investors and security holders may access copies of the documents filed with the SEC by Document Sciences on Document Sciences’ website at www.docscience.com, when they become available.

Document Sciences, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Documents Sciences’ stockholders with respect to the transactions contemplated by the definitive agreement between EMC and Document Sciences. Information regarding Document Sciences’ directors and executive officers is contained in Document Sciences’ Annual Report on Form 10-K for the year ended December 31, 2006 and its proxy statement filed with the SEC on June 29, 2007 for its 2007 Annual Meeting of Stockholders, which are filed with the SEC. As of June 22, 2007, Document Sciences’ directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 2,670,645 shares, or 48.8%, of Document Sciences’ common stock. You can obtain free copies of these documents from Document Sciences using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement that will be filed with the SEC and available free of charge as indicated above.

Forward-Looking Statements

These filings contain “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) the satisfaction of closing conditions, including the receipt of Document Sciences’ stockholder approval and regulatory approvals, in connection with the acquisition transaction; (iii) delays or reductions in information technology spending; (iv) our ability to protect our proprietary technology; (v) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (vi) fluctuations in Document Science’s operating results and risks associated with trading of Document Science’s stock; (vii) competitive factors, including but not limited to pricing pressures and new product introductions; (viii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viv) component and product quality and availability; (x) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xi) insufficient, excess or obsolete inventory; (xii) war or acts of terrorism; (xiii) the ability to attract and retain highly qualified employees; (xiv) fluctuating currency exchange rates; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s and Document Sciences’ filings with the U.S. Securities and Exchange Commission. EMC and Document Sciences disclaim any obligation to update any such forward-looking statements after the date of these filings.

The following e-mail from John L. McGannon, President and CEO of the Company, was issued by Document Sciences Corporation to employees of the Company on December 27, 2007.

For Employees

On behalf of Jack McGannon, attached are several items related to this morning’s announcement by EMC regarding its intention to acquire Document Sciences. The materials include a letter from Jack, a welcome message from Mark Lewis, President of EMC CMA Division, as well as a short presentation that Jack will deliver to all employees via conference call today at 10:00 AM EST and again at 10:00 AM PST, in order to provide access to all employees worldwide.

Please be sure to review the attached materials and participate in one of today’s conference calls at the time that is most convenient for you.

North America: 866 469 3239

International: +1 650 429 3300

Passcode: 62426667

If you are unable to attend either call, and if you have questions regarding this announcement, please contact your manager.

In addition, in the event that you receive any external inquiries (media, analysts, customers, partners, etc) please refrain from commenting and instead forward these inquiries to Dane Becker or Leslie Weller who will direct them to the appropriate spokesperson.

Best regards,

Dane Becker

For Senior Management

On behalf of Jack McGannon, attached is an FAQ document that provides supplemental information regarding this morning’s announcement. Please do not distribute this document, but instead use this information to address questions from your employees. Also, please be sure to encourage all employees to attend one of today’s conference calls so they can be fully informed.

Best Regards,

Dane Becker

For Customers and Partners

Document Sciences is pleased to keep you informed of its most recent news and events. The following announcement was distributed this morning and we wanted you to be among the first to know.

As outlined in the announcement, EMC, a leading global information technology provider, has entered into an agreement to acquire Document Sciences Corporation, a leading provider of customer communications management solutions. The acquisition will strengthen Document Sciences’ position in the market and represents a great growth opportunity for the company.

Please note that we remain committed to continued investments in our xPression products, as well as providing you with the same level of support and services that you have received in the past. We look forward to continuing our relationship with you.

Best Regards,

Jack McGannon

The following letter from John L. McGannon, President and CEO of the Company, was issued by Document Sciences Corporation to employees of the Company on December 27, 2007.

December 27, 2007

From: Jack McGannon

To: Document Sciences Employees Worldwide

Subject: EMC to Acquire Document Sciences Corporation

I want to share with you some exciting and momentous news for the company. We have announced today that Document Sciences has entered into an agreement to be acquired by EMC, a long-time partner of ours and one of the largest technology companies in the world. The acquisition will strengthen Document Sciences’ position in the customer communications management market segment and offers a great growth opportunity for the company. While the companies have signed a merger agreement, the actual closing of the transaction requires a vote of shareholders and is expected to occur in the first quarter.

EMC has identified the area of customer communications management as a critical element of its strategy and an area of growth potential. After evaluating all leading vendors in our space, they concluded that Document Sciences is the premier company in this market segment and made the decision to acquire us. Just as with previous acquisitions of companies such as Documentum, Captiva and VMWare, EMC’s intention with Document Sciences is to invest to accelerate our growth. Note that each of the above companies experienced exceptional growth after being acquired by EMC.

Since the deal is not scheduled to close immediately, it is “business as usual” and Document Sciences will continue to operate as a separate, independent legal entity. Once the acquisition is complete, I will report directly to Balaji Yelamanchili who is the SVP/GM of the Content Management and Archiving (CMA) division for EMC, and I look forward to growing our business within EMC to even greater heights. Within CMA, we will operate as a stand-alone business segment with no significant changes expected in the foreseeable future. EMC intends that all Document Sciences employees will become EMC employees. We want to ensure that any transition is as smooth as possible. As such, we are in the process of scheduling meetings during January with EMC HR representatives who will be able to address items associated with employment and benefits. We will be working through additional elements regarding integrating within EMC and we will communicate as promptly and often as possible. As is our practice, we plan to introduce our full plan for 2008 at DocSciU in February.

This is a new and exciting time for Document Sciences and our friends at EMC, and we look forward to your help in making this a successful transition. Not only does this represent a significant growth opportunity for our business, but also offers the potential for new personal growth opportunities for everyone working within a company of EMC’s market presence, brand awareness, technology leadership and global reach.

Thank you all for your continued hard work and assistance. If you have any questions or concerns, as always, please do not hesitate to contact me directly.

Best regards,

Jack

The following Townhall Meetings presentations by Mr. McGannon, were issued by Document Sciences Corporation to the employees of the Company on December 27, 2007.

888.4.DOC.SCI www.docscience.com Townhall Meetings Jack McGannon Townhall Meetings Jack McGannon December 27, 2007 December 27, 2007

Company Confidential – © 2006 Copyright Document Sciences Corporation
Summary of Transaction
Summary of Transaction
EMC Corporation has agreed to buy DSC for
$14.75/share in an all-cash deal
– All options, restricted stock will be cashed out
A merger agreement has been signed
Subject to a vote of shareholders
The Board has recommended to shareholders
that they vote for this
Timing of close:  First Quarter
EMC Corporation has agreed to buy DSC for
$14.75/share in an all-cash deal
– All options, restricted stock will be cashed out
A merger agreement has been signed
Subject to a vote of shareholders
The Board has recommended to shareholders
that they vote for this
Timing of close:  First Quarter

Company Confidential – © 2006 Copyright Document Sciences Corporation
EMC - Why do they value DSC?
EMC - Why do they value DSC?
View customer communications management
software as critical
– Fits into their enterprise content management
technology suite (Documentum, Captiva, etc.)
– Extends their go-to-market strategy focused around
“content-enabled solutions”
View DSC as the leading technology in the
space
View DSC as an attractive growing business
with a complementary customer base and solid
delivery capability
View customer communications management
software as critical
– Fits into their enterprise content management
technology suite (Documentum, Captiva, etc.)
– Extends their go-to-market strategy focused around
“content-enabled solutions”
View DSC as the leading technology in the
space
View DSC as an attractive growing business
with a complementary customer base and solid
delivery capability

Company Confidential – © 2006 Copyright Document Sciences Corporation
Going Forward
Going Forward
EMC expects all employees to become
employees of EMC
– Initial indications are that benefits are comparable
Document Sciences to operate as-is
independently for the foreseeable future
– No change in location
EMC has strong growth objectives for DSC
More specific transition plans will be discussed
between now and the close of the transaction
EMC expects all employees to become
employees of EMC
– Initial indications are that benefits are comparable
Document Sciences to operate as-is
independently for the foreseeable future
– No change in location
EMC has strong growth objectives for DSC
More specific transition plans will be discussed
between now and the close of the transaction

Company Confidential – © 2006 Copyright Document Sciences Corporation
About EMC
About EMC
One of the largest technology companies in the
world - over $12 billion dollars of sales
Focused on Information Lifecycle Management
Four divisions:  Hardware, Security Software
(RSA), VMWare, Content Management &
Archiving (CMA)
We will be part of CMA under Mark Lewis
(President) and Balaji Yelamanchili
One of the largest technology companies in the
world - over $12 billion dollars of sales
Focused on Information Lifecycle Management
Four divisions:  Hardware, Security Software
(RSA), VMWare, Content Management &
Archiving (CMA)
We will be part of CMA under Mark Lewis
(President) and Balaji Yelamanchili

Company Confidential – © 2006 Copyright Document Sciences Corporation
About CM&A
About CM&A
Long-standing partnership with many personal
relationships across a variety functional areas in
Transactional Content Management (TCM)
Includes
– Documentum repository/platform
– Imaging and eForms capture (Captiva)
– Workflow and business process management (BPM)
(Proactivity)
– Document Archiving and Retrieval
Long-standing partnership with many personal
relationships across a variety functional areas in
Transactional Content Management (TCM)
Includes
– Documentum repository/platform
– Imaging and eForms capture (Captiva)
– Workflow and business process management (BPM)
(Proactivity)
– Document Archiving and Retrieval

Company Confidential – © 2006 Copyright Document Sciences Corporation
Immediate Next Steps
Immediate Next Steps
Joint Communications Strategy
– Internal employees of DSC and EMC CMA
– All current customers and partners
– Industry analysts and PR/media/investor relations
Visit from EMC CMA senior management team during
January
HR team to present benefits and facilitate transition
Develop detailed transition plan in anticipation of deal
completion in Q1
– Plan scheduled to be rolled-out at DocSciU 2008
Joint Communications Strategy
– Internal employees of DSC and EMC CMA
– All current customers and partners
– Industry analysts and PR/media/investor relations
Visit from EMC CMA senior management team during
January
HR team to present benefits and facilitate transition
Develop detailed transition plan in anticipation of deal
completion in Q1
– Plan scheduled to be rolled-out at DocSciU 2008

888.4.DOC.SCI www.docscience.com Questions? Questions?

The following presentation by Mark Lewis, the President of the Content Management and Archiving business of EMC Corporation, was issued to Document Sciences Corporation’s employees on December 27, 2007. A transcript of such presentation is attached hereto.

My name is Mark Lewis, and I am the President of the Content Management and Archiving business here at EMC. First and foremost, I’d like to wish all of you the happiest of holiday seasons. I know this is a busy time for everyone and an important time to spend with our families, and I appreciate you taking a few moments to listen.

As you have just learned, EMC today entered into a definitive agreement to acquire Document Sciences Corporation. The transaction is pending certain conditions, including any required regulatory approval, and is expected to close within the next two months.

Document Sciences has long been a valued partner of EMC. We know that you’ve built a solid reputation as the leading global provider of personalized enterprise communications solutions. Your award-winning software and services help organizations automate the creation and delivery of well-designed, highly personalized communications.

As you may know, EMC is considered the market leader in enterprise content management. We know that core to a successful enterprise content management strategy is technology capable of conducting high-volume, content-rich task processing. This technology should leverage sophisticated capture and business process management – as well as automated document output management. Building on our Captiva and Proactivity technologies, the acquisition of Document Sciences will give us the ability to provide an all-in-one, highly integrated transactional content management (TCM) solution – from document capture, through business processing, to document output.

As a result of our long-standing relationship, we’ve grown an overwhelming appreciation for the entire Document Sciences team. We recognize the vast contributions of Document Sciences employees and are looking forward to working with you moving forward.

Although we are excited at the upcoming acquisition, please note that until the acquisition closes, Document Sciences will remain a separate, independent legal entity from EMC and will continue to operate as such. The best thing you can do now is to stay focused on continuing to deliver the highest quality products and services to your customers and partners.

Again, I want to thank you for your continued hard work and dedication. Your commitment is what has made this deal possible.

I want to wish you the very happiest of holiday seasons for you and your families. Thank you for spending a few moments with me.